UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025

VivoSim Labs, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	VIVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 16, 2025, VivoSim Labs, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 2,607,962 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding as of the October 17, 2025 record date, 972,769 shares, or 37.29%, constituting a quorum, were represented at the Annual Meeting either virtually or by proxy.

A description of each proposal voted upon at the Annual Meeting is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 3, 2025 (the “Proxy Statement”).Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.

(1) Election of Directors. The Company’s stockholders elected Douglas Jay Cohen and David Gobel as Class II directors, each to hold office until the 2028 Annual Meeting of Stockholders and until his respective successor is elected and qualified. The following table shows the tabulation of the votes cast “For” and “Withheld” for each of Mr. Cohen and Mr. Gobel as well as the “Broker Non-Votes” submitted for this proposal:

Director	For	Withheld	Broker Non-Votes
Douglas Jay Cohen	212,079	15,531	745,159

Director	For	Withheld	Broker Non-Votes
David Gobel	212,420	15,190	745,159

(2) Ratification of Auditors. The Company’s stockholders ratified the appointment of Rosenberg Rich Baker Berman P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026, with the approval of 97.91% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” submitted for this proposal:

For	Against	Abstentions
935,525	19,923	17,321

(3) Advisory Vote on the Compensation of Named Executive Officers. The Company’s stockholders, on a non-binding, advisory basis, approved the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, with the approval of 89.97% of the votes cast. The following table shows the tabulation of the votes cast “For” and “Against” this proposal as well as the “Abstentions” and “Broker Non-Votes” submitted for this proposal:

For	Against	Abstentions	Broker Non-Votes
193,240	21,542	12,828	745,159

(4) Frequency of Advisory Vote on Executive Compensation. The Company’s stockholders approved the frequency, on a non-binding, advisory basis, of “one year” on the frequency of future stockholder votes on executive compensation, with 97.17% of the votes cast for “one year”. The following table shows the tabulation of the votes cast for “one year”, “two years” and “three years”, as well as the “Abstentions” submitted for this proposal:

One Year	Two Years	Three Years	Abstentions
207,095	974	5,053	14,488

In light of the advisory vote of the Company’s stockholders to hold future advisory votes on the compensation of the Company’s named executive officers every one year, the Company has determined that it will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next stockholder advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VivoSim Labs, Inc.

Date:	December 18, 2025	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman